         ___________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C.  20549
                              _________________________

                                      FORM  T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                     ___________________________________________
                 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                   A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                       ________________________________________

                               THE CHASE MANHATTAN BANK
                 (Exact name of trustee as specified in its charter)

NEW YORK                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                        10017
(Address of principal executive offices)                             (Zip Code)

                                  William H. McDavid
                                   General Counsel
                                   270 Park Avenue
                               New York, New York 10017
                                 Tel:  (212) 270-2611
              (Name, address and telephone number of agent for service)
                    _____________________________________________
                                BLUE BIRD BODY COMPANY
                 (Exact name of obligor as specified in its charter)
GEORGIA                                                               58-0813156
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

3920 ARKWRIGHT ROAD
MACON, GEORGIA                                                             31210
(Address of principal executive offices)                              (Zip Code)

                            ______________________________
                                BLUE BIRD CORPORATION
                (Exact name of guarantor as specified in its charter)
DELAWARE                                                              13-3638126
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

3920 ARKWRIGHT ROAD
MACON, GEORGIA                                                            31210

(Address of principal executive offices)                              (Zip Code)
                     ___________________________________________
                 10 3/4% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B
                         (Title of the indenture securities)
                _____________________________________________________

                                       GENERAL

Item 1.  General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         New York State Banking Department, State House, Albany, New York
         12110.

         Board of Governors of the Federal Reserve System, Washington, D.C.,
         20551

         Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

         Federal Deposit Insurance Corporation, Washington, D.C., 20429.


    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.


Item 2.  Affiliations with the Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

Item 16. List of Exhibits

    List below all exhibits filed as a part of this Statement of Eligibility.

    1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

    4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    5.  Not applicable.

    6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    8.  Not applicable.

    9.  Not applicable.

                                      SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 29TH day of NOVEMBER, 1996.

                                  THE CHASE MANHATTAN BANK

                                  By /s/ Anne G. Brenner
                                     -------------------------
                                         Anne G. Brenner
                                         Vice President

                                Exhibit 7 to Form T-1


                                   Bank Call Notice

                                RESERVE DISTRICT NO. 2
                         CONSOLIDATED REPORT OF CONDITION OF

                               The Chase Manhattan Bank
                     of 270 Park Avenue, New York, New York 10017
                        and Foreign and Domestic Subsidiaries,
                       a member of the Federal Reserve System,

                   at the close of business September 30, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                DOLLAR AMOUNTS
                   ASSETS                                         IN MILLIONS


Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin .......................................         $  11,095
  Interest-bearing balances ...............................             4,998
Securities:  ...............................................
Held to maturity securities.................................            3,231
Available for sale securities...............................           38,078
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold .......................................            8,018
  Securities purchased under agreements to resell ..........              731
Loans and lease financing receivables:
  Loans and leases, net of unearned income  $130,513
  Less: Allowance for loan and lease losses    2,938
  Less: Allocated transfer risk reserve           27
                                        ------------
  Loans and leases, net of unearned income,
  allowance, and reserve ...................................          127,548
Trading Assets ..............................................          48,576
Premises and fixed assets (including capitalized
  leases)...................................................            2,850
Other real estate owned .....................................             300
Investments in unconsolidated subsidiaries and
  associated companies......................................               92
Customer's liability to this bank on acceptances
  outstanding ..............................................            2,777
Intangible assets ..........................................            1,361
Other assets ...............................................           12,204
                                                                       ------

TOTAL ASSETS ...............................................         $261,859
                                                                    =========

                                     LIABILITIES

Deposits
  In domestic offices .....................................           $80,163
  Noninterest-bearing ..............................$30,596
  Interest-bearing ................................. 49,567
                                                     ------
  In foreign offices, Edge and Agreement subsidiaries,
  and IBF's ...............................................            65,173
  Noninterest-bearing ..............................$ 3,616
  Interest-bearing ................................  61,557

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
  of its Edge and Agreement subsidiaries, and in IBF's
  Federal funds purchased .................................            14,594
  Securities sold under agreements to repurchase ..........            14,110
Demand notes issued to the U.S. Treasury ..................             2,200
Trading liabilities .......................................            30,136
Other Borrowed money:
  With a remaining maturity of one year or less ...........            16,895
  With a remaining maturity of more than one year .........               449
Mortgage indebtedness and obligations under capitalized
  leases ..................................................                49
Bank's liability on acceptances executed and outstanding                2,764
Subordinated notes and debentures .........................             5,471
Other liabilities .........................................            13,997

TOTAL LIABILITIES .........................................           246,001
                                                                      -------

Limited-Life Preferred stock and related surplus                          550

                                    EQUITY CAPITAL

Common stock ............................................               1,209
Surplus ...................................................            10,176
Undivided profits and capital reserves ....................             4,385
Net unrealized holding gains (Losses)
on available-for-sale securities ..........................             (481)
Cumulative foreign currency translation adjustments ........               19

TOTAL EQUITY CAPITAL .......................................           15,308
                                                                       ______
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
  STOCK AND EQUITY CAPITAL .................................         $261,859
                                                                   ==========
I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
                                JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                                WALTER V. SHIPLEY     )
                                EDWARD D. MILLER      )DIRECTORS
                                THOMAS G. LABRECQUE   )